EXHIBIT 99.1

EXTENDED STAY AMERICA HOTELS NAMES GERARDO LOPEZ

AS PRESIDENT AND CHIEF EXECUTIVE OFFICER

Lopez to Succeed James Donald in August 2015

Donald to Serve as Senior Advisor

CHARLOTTE, N.C. – July 21, 2015 (BUSINESS WIRE) —The Boards of Directors of Extended Stay America, Inc. and its paired-share REIT, ESH Hospitality, Inc., (NYSE: STAY) (collectively, the “Company”) today announced that they have appointed Gerardo (Gerry) Lopez to serve as the next President and Chief Executive Officer of both companies, effective August 24, 2015. Concurrently with the appointment of Mr. Lopez, the Company’s current President and CEO, Jim Donald, will transition to the role of Senior Advisor through December 31, 2015.

Mr. Lopez, 56, has deep public-company experience across diverse consumer-focused industries and most recently has been the President and Chief Executive Officer of AMC Entertainment Holdings, Inc. since 2009. At AMC, Mr. Lopez transformed the world’s second largest movie exhibitor, returned the company to the public market through its initial public offering in December 2013 and delivered exceptional returns to shareholders since the IPO. Prior to joining AMC, Mr. Lopez served in a variety of senior and executive roles at Starbucks Corporation (NASDAQ:SBUX), Handleman Company, and PepsiCo Inc. (NYSE:PEP). Mr. Lopez serves on the board of directors of Brinker International (NYSE:EAT).

Regarding his new role, Mr. Lopez said, “Strategically transforming companies and brands is what I love to do. And we do it by building teams, focusing on the guest experience, innovating, redefining the business model and finding growth. There are a lot of parallels between my prior position and the one at Extended Stay America, and I am thrilled to lead an organization with so much potential. Over the last four years Jim Donald set a firm foundation, with investments in people, training, buildings and systems. We are well poised to build on that foundation, and I look forward to a bright future ahead. I can’t wait to get started.”

Doug Geoga, Chairman of the Boards of Directors of Extended Stay America, Inc. and ESH Hospitality, Inc., said, “I am delighted to announce Gerry’s appointment as President and CEO. This is great news for our shareholders, associates, and guests. Gerry has a proven track record as an outstanding leader who delivers both an outstanding experience to customers and exceptional results to shareholders, as demonstrated by the innovative major capital investment program that he championed and the impressive total shareholder return that he has generated since AMC’s December 2013 IPO. Finally, I’d like to thank Jim for his extraordinary service to our Company. During his tenure, Extended Stay America grew revenue and EBITDA at rates that were among the highest in the industry. We greatly appreciate everything that he has done to bring the Company on its extraordinary journey through its IPO to where it stands today, ready for Gerry to build upon the infrastructure that has now been put in place.”

Mr. Donald, 61, joined the Company in February 2012 and guided the Company through its initial public offering in November 2013. Mr. Donald said, “It’s been an honor and a privilege to work closely with our more than 9500 associates across the country in transforming our company. I’m delighted to pass the leadership role over to Gerry at this time. He is an outstanding leader with an excellent track record. The current Extended Stay America team, from our hotels to our Charlotte Support Center, is well prepared to continue accelerating our momentum as we near completion of our Platinum renovations, and the best years are ahead of us.”

Forward Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, the impact of new executive officers may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results or performance to differ from those projected in the forward-looking statements, possibly materially. For a description of factors that may cause the Company’s actual results or performance to differ from any forward-looking statements, please review the information under the headings “Cautionary Note Regarding Forward-looking Statements” and “Risk Factors” included in the Company’s combined annual report on Form 10-K filed with the SEC on February 26, 2015 and other documents of the Company on file with or furnished to the SEC. Any forward-looking statements made in this release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by the Company’s forward-looking statements.

About Extended Stay America

Extended Stay America, the largest owner/operator of company-branded hotels in North America, owns and operates 682 hotels in the U.S. and Canada comprising approximately 76,000 rooms and employs over 9,000 employees at its hotel properties and headquarters. The Company’s core brand, Extended Stay America®, serves the mid-priced extended stay segment. Visit www.extendedstay.com for more information about the Company and its services.

Contacts Investors: Rob Ballew (980) 345-1605 investorrelations@extendedstay.com	Media: Terry Atkins (980) 345-1648 tatkins@extendedstay.com

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